AMENDMENT NO. 13
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

This Amendment is made as of May 13, 2011 to the Combined Investment Advisory Agreement among Munder Series Trust (“MST”), on behalf of each of its series, Munder Series Trust II (“MST II”) and Munder Capital Management (“Advisor”), a Delaware general partnership.

WHEREAS, the Munder Energy Fund was merged with and into the Munder Growth Opportunities Fund on April 8, 2011; and

WHEREAS, the Munder Healthcare Fund was merged with and into the Munder Growth Opportunities Fund on April 8, 2011; and

WHEREAS, on May 5, 2011, the shareholders of the Munder Small-Cap Value Fund approved an amendment to the Investment Advisory Agreement to increase the investment advisory fee for the Fund effective upon the completion of the reorganization of the Veracity Small Cap Value Fund with and into the Munder Small-Cap Value Fund; and

WHEREAS, the Veracity Small Cap Value Fund was merged with and into the Munder Small-Cap Value Fund on May 13, 2011 and the combined Fund was renamed the Munder Veracity Small-Cap Value Fund; and

WHEREAS, the advisory fee schedule for the Munder Veracity Small-Cap Value Fund is revised effective May 14, 2011; and

WHEREAS, MST, MST II and MCM desire to amend the Schedules to the Agreement to reflect these changes.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby replaced with the attached Schedule B effective as of May 14, 2011.

2.	Schedule B of the Agreement is hereby replaced with the attached Schedule B effective as of May 14, 2011.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II

By:/s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice President, Secretary & CCO

MUNDER CAPITAL MANAGEMENT

By:/s/ Peter K. Hoglund
Peter K. Hoglund
Managing Director, Chief Financial Officer

2

SCHEDULE A
As of May 14, 2011

Munder Series Trust
Munder Asset Allocation Fund-Balanced
Munder Bond Fund
Munder Growth Opportunities Fund
Munder Index 500 Fund
Munder International Equity Fund
Munder Integrity Mid-Cap Value Fund
Munder Integrity Small/Mid-Cap Value Fund
Munder International Fund-Core Equity
Munder International Small-Cap Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Veracity Small-Cap Value Fund
Munder Tax-Free Short & Intermediate Bond Fund

A-1

SCHEDULE B
As of May 14, 2011

Annual Fees (as a Percentage of Daily Net Assets)

Munder Asset Allocation Fund-Balanced	0.65%

Munder Bond Fund	0.40%

Munder Growth Opportunities Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Index 500 Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million

Munder International Equity Fund	0.75%

Munder Integrity Mid-Cap Value Fund	0.75% of the first $500 million of average daily net assets; and 0.70% of average daily net assets in excess of $500 million

Munder Integrity Small/Mid-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million

Munder International Fund-Core Equity	0.80% on the first $1 billion of average daily net assets; and 0.75% of the average daily net assets in excess of $1 billion

Munder International Small-Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion

Munder Large-Cap Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Micro-Cap Equity Fund	1.00%

Munder Mid-Cap Core Growth Fund	0.75% on the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion

Munder Veracity Small-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million

Munder Tax-Free Short & Intermediate Bond Fund	0.40%

B-1

Annual Fees (as a Percentage of Daily Net Assets)

Munder Mid-Cap Core Growth Fund	0.75% on the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion

Munder Veracity Small-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million

Munder Tax-Free Short & Intermediate Bond Fund	0.40%

B-2